                                                               EXHIBIT 3(i)(a)

                                 CERTIFICATE OF

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                          CITADEL BROADCASTING COMPANY

   The undersigned, being the President and Secretary, respectively, of Citadel Broadcasting Company (the "Corporation"), a corporation organized and existing under the laws of the State of Nevada, do hereby declare and state that:

   FIRST: The name of the corporation is Citadel Broadcasting Company, the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Nevada was August 21, 1991; the date of filing of the Certificate of Amended and Restated Certificate of Incorporation with the Nevada Secretary of State was July 24, 1992; the date of filing of the Certificate of Second Amended and Restated Certificate of Incorporation with the Nevada Secretary of State was May 4, 1993; the date of filing of the Certificate of Amendment to Certificate of Incorporation with the Nevada Secretary of State was October 1, 1993; and the date of filing of the Certificate of Amendment to Certificate of Incorporation with the Nevada Secretary of State was April 26, 1994.

   SECOND: These Amended and Restated Articles of Incorporation have been duly adopted in accordance with the provisions of Sections 78.385, 78.390 and 78.403 of the Nevada Revised Statutes. The sole stockholder of the Corporation has duly adopted a resolution to amend and restate the Certificate of Incorporation, as set forth in these Restated Articles of Incorporation.

   THIRD: The text of the Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:

                                   ARTICLE I
                            NAME OF THE CORPORATION

   The name of this corporation is Citadel Broadcasting Company.

                                   ARTICLE II
                     REGISTERED AGENT AND REGISTERED OFFICE

   The address of the Corporation's registered office in the State of Nevada is c/o The Corporation Trust Company of Nevada, One East First Street, City of Reno, County of Washoe, State of Nevada. The name of its resident agent at such address is The Corporation Trust Company of Nevada.
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                                  ARTICLE III
                           PURPOSE OF THE CORPORATION

   The purpose of the Corporation is to engage in any or all lawful activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

                                   ARTICLE IV

                           CAPITAL STOCK; FCC MATTERS

   4.1. Total Number of Shares of Stock. The total number of shares of stock of all classes that the Corporation shall have authority to issue is 4,136,300. The authorized capital stock is divided into 4,000,000 shares of Preferred Stock, no par value (the "Preferred Stock"), and 136,300 shares of Common Stock, $0.001 par value per share (the "Common Stock"). The shares of the Corporation, after the subscription price therefor has been paid, shall not be subject to assessment to pay the debts of the Corporation, and no shares issued as fully paid up shall ever be assessable or assessed.

   4.2  Preferred Stock.

   (a) The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class or series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issuance of such class or series, adopted by the Board of Directors as hereinafter provided. All shares of the same class and series of Preferred Stock will be identical, but shares of different classes or series of Preferred Stock need not be identical or rank equally except as provided by law or herein.

   (b) Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by the Nevada General Corporation Law, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by the resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

     (i) the maximum number of shares to constitute such class or series, which may subsequently be increased or decreased (but not below the number of shares of


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that class or series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

     (ii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

     (iii) whether the shares of such class or series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

     (iv) the terms and amount of any sinking fund established for the purchase or redemption of the shares of such class or series;

     (v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

     (vi) the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;

     (vii) the restrictions, if any, on the issue or reissue of any additional shares of Preferred Stock;

     (viii) whether or not the issue of any additional shares of any such class or series or of any other class or series in addition to such class or series shall be subject to restrictions in addition to the restrictions, if any, on the issue of additional shares imposed in the resolution or resolutions fixing the terms of any outstanding class or series of Preferred Stock theretofore issued pursuant to this Section 4.2 and, if subject to additional restrictions, the extent of such additional restrictions; and

     (ix) the rights of the holders of the shares of such class or series upon the dissolution, liquidation or winding up of, or upon the distribution of assets of, the Corporation.

For purposes of this Section 4.2, the voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed


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to be a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

The Board of Directors of the Corporation is further expressly vested with the authority to make the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any class or series of Preferred Stock dependent upon facts ascertainable outside this Certificate of Incorporation or of any amendment hereto, or outside the resolutions or resolutions providing for the issuance of such stock adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation.

   (c) Before any dividends shall be declared or paid or any distribution ordered or made upon the Common Stock (other than a dividend payable in Common Stock), the Corporation shall comply with the dividend and sinking fund provisions, if any, of any resolution or resolutions providing for the issuance of any class or series of Preferred Stock any shares of which shall at the time be outstanding. Subject to the foregoing sentence, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all classes and series, to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation.

   4.3 Common Stock. Except as otherwise provided in this Certificate of Incorporation, holders of Common Stock shall be entitled to one vote for each share of Common Stock held by them on each matter on which they are entitled to vote. The holders of Common Stock shall be entitled to participate share for share in any cash dividend which may be declared from time to time on the Common Stock of the Corporation by the Board of Directors and to receive pro rata the net assets of the Corporation on dissolution, liquidation or winding up of the Corporation, in both cases subject to all amounts to which the holders of Preferred Stock are entitled to receive or have set aside.

   4.4 FCC Matters. In accordance with the Federal Communications Act of 1934, as amended ("Communications Act"), and the rules, regulations and policies promulgated by the FCC thereunder ("FCC Regulations"), the Board of Directors of the Corporation may: (a) prohibit the ownership or voting of more than 20% of the Corporation's outstanding capital stock by or for the account of aliens or their representatives or by a foreign government or representative thereof or by any corporation organized under the laws of a foreign country (collectively "Aliens"), or by or for corporations of which any officer is an Alien, more than one-fourth of its directors are Aliens, or of which more than one-fourth of its capital stock is owned of record or voted by Aliens, or by any other entity that is (i) subject to or deemed to be subject to management influence by Aliens or (ii) the equity of which is owned, controlled by, or held for the benefit of, Aliens in a manner that would cause the Corporation to be in violation of the Communications Act or the FCC


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Regulations; (b) prohibit any transfer of the Corporation's stock which would cause more than 20% of the Corporation's outstanding capital stock to be owned or voted by or for any person or entity designated in foregoing clause (a); and
(c) prohibit the ownership, voting or transfer of any portion of its outstanding capital stock to the extent the ownership, voting or transfer of such portion would cause the Corporation to violate or otherwise result in violation of any provision of the Communications Act or the FCC Regulations.

   Notwithstanding any provisions contained herein to the contrary, if prior approvals must be obtained from the FCC (the "FCC Approvals"), (i) no stockholder other than the holders of Common Stock shall possess any voting rights except as permitted by law; (ii) no stockholder other than the holders of Common Stock may nominate, appoint or designate any member of the Board of Directors; and (iii) no stockholder shall be entitled to exercise any conversion rights or voting rights, until the FCC Approvals have been obtained.


                                   ARTICLE V
                                   LIABILITY

   To the full extent permitted by General Corporation Law of State of Nevada in effect from time to time and to no greater extent, no officer or member of the Board of Directors shall be liable for monetary damages for breach of fiduciary duty in his or her capacity as an officer or a director in any action brought by or on behalf of the Corporation or any of its shareholders.

                                   ARTICLE VI
                                INDEMNIFICATION

   To the full extent permitted by law, the Corporation shall indemnify any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as director at the request of the Corporation or any predecessor of the Corporation.

                                  ARTICLE VII
                                    DURATION

   The duration of the corporation shall be perpetual.

                                  ARTICLE VIII
                              NO PREEMPTIVE RIGHTS

   The shareholders of the corporation shall have no preemptive rights.


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                                   ARTICLE IX
                               BOARD OF DIRECTORS

   The members of the governing board of the Corporation shall be styled as directors. The number of directors constituting the current Board of Directors is eight (8), and the number of directors shall be as fixed from time to time pursuant to the provisions contained in the Bylaws. The names and addresses of the current directors are:

         Lawrence R. Wilson                         John E. von Schlegell                       Michael J. Ahearn
         1015 Eastman Drive                         The Endeavour Capital                       c/o Satloc, Inc.
         Bigfork, MT  59911                          Fund Limited                               4670 South Ash Avenue
                                                     Partnership                                Tempe, AZ  85282
                                                    4380 SW Macadem
                                                    Suite 460
                                                    Portland, OR  97201

         Scott E. Smith                             Christopher P. Hall                         J. Walter Corcoran
         200 West Madison Street                    Piliero, Goldstein,                         Oxford Analytical
         Suite 3510                                  Jenkins & Hall                             200 Park Avenue
         Chicago, IL  60606                         392 Madison Avenue                          New York, NY  10166
                                                    New York, NY  10017

         Mark A. Leavitt                            Harlan A. Levy
         c/o Prudential                             444 East 86th Street
           Securities                               New York, NY  10028
           Incorporated
         1 New York Plaza
         New York, NY  10273


     DATED: June 30, 1997.


                        (Signatures follow on next page)


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                            CITADEL BROADCASTING
                            COMPANY, a Nevada corporation


                            By: /s/ Lawrence R. Wilson
                                ----------------------
                                Lawrence R. Wilson
                                President


                            By: /s/ Donna L. Heffner
                                --------------------
                                Donna L. Heffner
                                Secretary


STATE OF  N.Y.         )
          ---------    )   SS:
COUNTY OF  N.Y.        )
           --------

   The foregoing instrument was acknowledged before me this 30th day of June, 1997, by Lawrence R. Wilson, President of Citadel Broadcasting Company.

                                    Elaine Gerace
                                    ------------------------
                                    Notary Public
                                    [SEAL:
My Commission Expires:              ELAINE GERACE
                                    Notary Public, State of New York
                                    01GE4996717
                                    Qualified in Queens County
                                    Commission Expires on May 18, 1998]


STATE OF  N.Y.         )
          ---------    )   SS:
COUNTY OF  N.Y.        )
           --------

   The foregoing instrument was acknowledged before me this 30th day of June, 1997, by Donna L. Heffner, Secretary of Citadel Broadcasting Company.

                                    Elaine Gerace
                                    ------------------------
                                    Notary Public
                                    [SEAL:
                                    ELAINE GERACE
                                    Notary Public, State of New York
                                    01GE4996717
My Commission Expires:              Commission Expires May 18, 1998]


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